Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements of Urban One, Inc.:

Form	Registration Number	Date Filed
S-3	333-257149	6/16/21
S-8	333-283176	11/12/24
S-8	333-258874	8/17/21
S-8	333-232991	8/2/19
of our report dated March 27, 2025, with respect to the consolidated financial statements of Urban One, Inc., included in this Annual Report (Form 10-K) of Urban One, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Tysons, Virginia
March 27, 2025